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                              EXHIBITS 5.1 AND 23.1


                                 August 19, 1998

Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, Arkansas  72903

     Re: Registration Statement on Form S-8 for the Arkansas Best Corporation Stock Option Plan, as amended on May 7, 1998

Ladies and Gentlemen:

     We have acted as special counsel to Arkansas Best Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 900,000 shares (and, in addition, an indeterminate number of additional shares if certain adjustment provisions of the Company's 1992 Stock Option Plan become operative) (the "Shares") of the Company's common stock, $.01 par value per share, issuable under the Arkansas Best Corporation Stock Option Plan, originally adopted in March 1992 and amended on May 7, 1998 to add 900,000 shares of Common Stock to the plan (the "Option Plan") (the shares issued under the plan are referred to as the "Shares"). The Shares are being registered pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about August 19, 1998 (the "Registration Statement").

     In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

     Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Option Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.


     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,



                                /s/ HUGHES & LUCE, L.L.P.